EXHIBIT 99.2

90-92 Main Street, P.O. Box 58

Wellsboro, PA   16901

Phone: (570) 724-3411   Fax: (570) 723-8097

E-Mail: cnemail@cnbankpa.com    Web Page: http://www.cnbankpa.com

Stock Symbol: CZNC

Chartered 1864

FEDERAL DEPOSIT INSURANCE CORP

September 30, 2014	QUARTERLY REPORT

Dear Shareholder:

Since 2000, it has been my privilege to serve C&N and our shareholders as Chief Financial Officer, and on August 12, 2014, the Board appointed me Interim President and CEO. It is truly an honor to serve you in this role. I would also like to express my deep gratitude for the help and support I have received from so many of our employees who have worked hard to make sure our transition is as smooth as possible.

Third quarter 2014 earnings of $0.34 per share were very consistent with results for the first two quarters of the year. For the first nine months of 2014, earnings per share of $1.02 is down 12.1% from 2013, reflecting margin compression resulting from declining yields on loans and securities and a reduction in the average total amount of loans outstanding. Results for 2014 have also been impacted by a reduction in gains from sales of residential mortgage loans, consistent with the reduction in volume of mortgage originations attributable to less refinancing activity as well as other factors that has been the trend in most of the country. Third quarter 2014 results included realized gains on securities of $760,000, which approximately offset the total cost of severance expenses incurred during the period. On an encouraging note, average loans outstanding was $4.3 million higher in the third quarter 2014 than in the second quarter, and the balance of total loans outstanding at September 30 was up $8.8 million as compared to the balance at June 30.

In July 2014, we announced a common stock repurchase plan for the repurchase of up to 622,500 shares, or 5% of the total shares outstanding on July 16, 2014. Through September 30, 2014, 129,000 shares had been repurchased for a total cost of $2,464,000, at an average price of $19.10 per share. Our ability to repurchase shares results from our very strong capital position. Dividends of $0.78 per share have been paid through the first three quarters of the year, representing an annualized return of 5.47% based on the quarter-end closing stock price of $19.00.

Please do not hesitate to contact me if you have questions or concerns.

Mark A. Hughes

Interim President and CEO

CITIZENS & NORTHERN CORPORATION

BOARD OF DIRECTORS

Dennis F. Beardslee	Raymond R. Mattie
Jan E. Fisher	Edward H. Owlett, III
R. Bruce Haner	Leonard Simpson
Susan E. Hartley	James E. Towner
Mark A. Hughes	Ann M. Tyler
Leo F. Lambert

CITIZENS & NORTHERN BANK

1-877-838-2517

OFFICES

428 S. Main Street, ATHENS, PA 18810
3 Main Street, CANISTEO, NY 14823
10 N Main Street, COUDERSPORT, PA 16915
111 Main Street, DUSHORE, PA 18614
563 Main Street, EAST SMITHFIELD, PA 18817
104 Main Street, ELKLAND, PA 16920
135 East Fourth Street, EMPORIUM, PA 15834
6250 County Route 64, HORNELL, NY 14843
230-232 Railroad Street, JERSEY SHORE, PA 17740
102 E. Main Street, KNOXVILLE, PA 16928
514 Main Street, LAPORTE, PA 18626
4534 Williamson Trail LIBERTY, PA 16930
1085 S. Main Street, MANSFIELD, PA 16933
612 James Monroe Avenue, MONROETON, PA 18832
3461 Rte.405 Highway, MUNCY, PA 17756
100 Maple Street, PORT ALLEGANY, PA 16743
24 Thompson Street, RALSTON, PA 17763
1827 Elmira Street, SAYRE, PA 18840
2 E. Mountain Ave., SO. WILLIAMSPORT, PA 17702
41 Main Street, TIOGA, PA 16946
428 Main Street, TOWANDA, PA18848
Court House Square, TROY, PA 16947
90-92 Main Street, WELLSBORO, PA 16901
130 Court Street, WILLIAMSPORT, PA 17701
1510 Dewey Ave., WILLIAMSPORT, PA 17702
Route 6, WYSOX, PA 18854

TRUST & FINANCIAL MANAGEMENT GROUP

3 Main Street, Canisteo, NY 14823	607-698-4295
10 N Main Street, Coudersport, PA 16915	800-921-9150
1827 Elmira Street, Sayre, PA 18840	888-760-8192
428 Main Street, Towanda, PA 18848	888-987-8784
90-92 Main Street, Wellsboro, PA 16901	888-487-8784
130 Court Street, Williamsport, PA 17701	866-732-7213

DEPOSIT OPERATIONS - 90-92 Main St., Wellsboro, PA 16901
BANKCARD SERVICES - 90-92 Main St., Wellsboro PA 16901	800-577-8001
ELECTRONIC BANKING – 90-92 Main St., Wellsboro, PA 16901	877-838-2517

www.cnbankpa.com

C&N FINANCIAL SERVICES CORPORATION – 90-92 Main Street, Wellsboro, PA	866-ASK-CNFS

www.cnfinancialservices.com

CONDENSED, CONSOLIDATED EARNINGS INFORMATION

(In Thousands, Except Per Share Data) (Unaudited)

	3RD	2ND	3RD	9 MONTHS ENDED
	QUARTER	QUARTER	QUARTER	SEPT. 30,
	2014	2014	2013	2014	2013
	(Current)	(Prior Qtr)	(Prior Yr)	(Current)	(Prior Yr)
Interest and Dividend Income	$11,572	$11,563	$12,027	$34,541	$37,029
Interest Expense	1,287	1,290	1,396	3,865	4,411
Net Interest Income	10,285	10,273	10,631	30,676	32,618
Provision for Loan Losses	218	446	239	353	488
Net Interest Income After Provision for Loan Losses	10,067	9,827	10,392	30,323	32,130
Other Income	3,887	3,980	4,293	11,618	12,327
Net Gains on Available-for-sale Securities	760	103	193	894	1,452
Loss on Prepayment of Borrowings	0	0	0	0	1,023
Other Noninterest Expenses	9,036	8,347	8,610	25,907	25,683
Income Before Income Tax Provision	5,678	5,563	6,268	16,928	19,203
Income Tax Provision	1,411	1,400	1,579	4,210	4,834
Net Income	$4,267	$4,163	$4,689	$12,718	$14,369

PER COMMON SHARE DATA:
Net Income – Basic	$0.34	$0.33	$0.38	$1.02	$1.16
Net Income – Diluted	$0.34	$0.33	$0.38	$1.02	$1.16
Dividend Per Share	$0.26	$0.26	$0.25	$0.78	$0.75
Number Shares Used in Computation – Basic	12,399,482	12,441,679	12,363,887	12,419,538	12,342,706
Number Shares Used in Computation – Diluted	12,420,000	12,459,384	12,396,902	12,440,917	12,371,927

CONDENSED, CONSOLIDATED BALANCE SHEET DATA

(In Thousands, Except Per Share Data) (Unaudited)

	SEPT. 30,	JUNE 30,	SEPT. 30,
	2014	2014	2013
ASSETS
Cash & Due from Banks	$55,439	$59,948	$43,247
Available-for-sale Securities	508,253	512,748	475,650
Loans Held for Sale	418	0	801
Loans, Net	621,960	614,347	641,345
Intangible Assets	12,003	12,012	12,042
Other Assets	58,460	57,150	59,867
TOTAL ASSETS	$1,256,533	$1,256,205	$1,232,952

LIABILITIES
Deposits	$981,529	$979,239	$963,465
Repo Sweep Accounts	6,765	4,637	4,833
Total Deposits and Repo Sweeps	988,294	983,876	968,298
Borrowed Funds	73,131	73,201	73,405
Other Liabilities	8,234	9,955	10,043
TOTAL LIABILITIES	1,069,659	1,067,032	1,051,746

SHAREHOLDERS' EQUITY
Common Shareholders' Equity, Excluding Accumulated Other Comprehensive Income (Loss)	182,837	183,757	178,838
Accumulated Other Comprehensive Income (Loss):
Net Unrealized Gains/Losses on
Available-for-sale Securities	3,940	5,316	2,520
Defined Benefit Plans	97	100	(152)
TOTAL SHAREHOLDERS' EQUITY	186,874	189,173	181,206
TOTAL LIABILITIES & SHAREHOLDERS' EQUITY	$1,256,533	$1,256,205	$1,232,952

CONDENSED, CONSOLIDATED FINANCIAL HIGHLIGHTS

(In Thousands, Except Per Share Data) (Unaudited)

	9 MONTHS ENDED		%
	SEPT. 30,		INCREASE
	2014	2013	(DECREASE)
EARNINGS PERFORMANCE
Net Income	$12,718	$14,369	-11.49%
Return on Average Assets	1.37%	1.55%	-11.61%
Return on Average Equity	9.18%	10.57%	-13.15%

BALANCE SHEET HIGHLIGHTS
Total Assets	$1,256,533	$1,232,952	1.91%
Available-for-Sale Securities	508,253	475,650	6.85%
Loans (Net)	621,960	641,345	-3.02%
Allowance for Loan Losses	7,449	7,130	4.47%
Deposits and Repo Sweep Accounts	988,294	968,298	2.07%

OFF-BALANCE SHEET
Outstanding Balance of Mortgage Loans Sold with Servicing Retained	150,695	138,074	9.14%
Trust Assets Under Management	812,376	760,964	6.76%

SHAREHOLDERS' VALUE
(PER COMMON SHARE)
Net Income - Basic	$1.02	$1.16	-12.07%
Net Income - Diluted	$1.02	$1.16	-12.07%
Dividends	$0.78	$0.75	4.00%
Common Book Value	$15.14	$14.65	3.34%
Tangible Common Book Value	$14.17	$13.67	3.66%
Market Value (Last Trade)	$19.00	$19.94	-4.71%
Market Value / Common Book Value	125.50%	136.11%	-7.80%
Market Value / Tangible Common Book Value	134.09%	145.87%	-8.08%
Price Earnings Multiple	13.97	12.89	8.38%
Dividend Yield	5.47%	5.02%	8.96%
Common Shares Outstanding, End of Period	12,339,120	12,372,133	-0.27%

SAFETY AND SOUNDNESS
Tangible Common Equity / Tangible Assets	14.05%	13.86%	1.37%
Nonperforming Assets / Total Assets	1.45%	0.83%	74.70%
Allowance for Loan Losses / Total Loans	1.18%	1.10%	7.27%
Total Risk Based Capital Ratio (a)	27.39%	26.17%	4.66%
Tier 1 Risk Based Capital Ratio (a)	26.06%	24.90%	4.66%
Leverage Ratio (a)	13.80%	13.71%	0.66%

AVERAGE BALANCES
Average Assets	$1,236,883	$1,238,213	-0.11%
Average Equity	$184,699	$181,293	1.88%

(a) Capital ratios for the most recent period are estimated.